UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8- K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2009

ELEMENT 21 GOLF COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15260	88-0218411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Queens Quay East, Unit #1, Toronto, Ontario, Canada M5A 4K9	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (416) 362-2121

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended report on Form 8-K/A is filed to correct errors in the biographical information for Mr. Clark.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2009, David Khazak informed Element 21 Golf Company, a Delaware corporation (the “Company”), of his resignation as the Company’s CFO effective October 9, 2009, and Mr. Philip R. Clark was appointed as the Company’s new CFO.  The resignation of Mr. Khazak was not due to any disagreement with the Company.  A copy of this current report was furnished to Mr. Khazak prior to its filing.

From 2005 to 2008, Mr. Clark was a senior manager and partner of Danziger Hochman Partners LLP. In 2008 and 2009 Mr. Clark worked as a consultant for MSCM LLP, the Company’s registered independent public accounting firm, but was not involved in the preparation of the Company’s most recent audited financial statements.  From 1992 to 2005, Mr. Clark was a manager, then Partner, and then Managing Partner of Mackay Landau, Chartered Accountants.  Mr. Clark is a Certified Public Accountant and received a Bachelor of Commerce degree (Honours) from McMaster University in 1986.

The Company issued a press release on October 14, 2009 regarding the resignation of Mr. Khazak and the appointment of Mr. Clark, a copy of which is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Letter of resignation from David Khazak to the Company dated October 9, 2009.

99.1	Press release issued October 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEMENT 21 GOLF COMPANY

Date: October 21, 2009	By:	/s/ Nataliya Hearn
Dr. Nataliya Hearn
President